UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2012

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Initial Repurchase of Alibaba Group Holding Limited Ordinary Shares

On September 18, 2012 (the “Closing Date”), Alibaba Group Holding Limited, (“Alibaba”), completed the initial repurchase (the “Initial Repurchase”) of 523 million ordinary shares of Alibaba (“Shares”) from Yahoo! Inc. (the “Company”).

The Initial Repurchase was made pursuant to the Share Repurchase and Preference Share Sale Agreement (the “Repurchase Agreement”), dated May 20, 2012, among the Company, Alibaba, and Yahoo! Hong Kong Holdings Limited, a wholly-owned subsidiary of the Company (“YHK”; together with the Company, “Yahoo!”), as amended by a First Amendment to Share Repurchase and Preference Share Sale Agreement, dated September 11, 2012 (the “Amendment”).

•	Yahoo! received $13.5414 per Share, or approximately $7.1 billion in total, for the 523 million Shares sold to Alibaba.

•	Approximately $6.3 billion of the consideration was paid in cash and $800 million was paid in Alibaba preference shares (“Preference Shares”).

•	After the Initial Repurchase, Yahoo! owns a total of 523,565,416 Shares of Alibaba, representing approximately 23% of Alibaba’s Shares outstanding on a fully-diluted basis.

In addition, on the Closing Date, pursuant to the terms of the Repurchase Agreement:

(1)	Alibaba paid the Company $550 million (the “TIPLA Payment”) in satisfaction of certain future royalty payments under the existing Technology and Intellectual Property License Agreement between the Company and Alibaba;

(2)	the parties amended and restated the Shareholders Agreement, among Alibaba, Yahoo!, Softbank Corp., (“Softbank”), Jack Ma Yun and Joseph Tsai (together, the “Management Members”), both of whom are shareholders, directors and executive officers of Alibaba, and certain other shareholders named therein;

(3)	the parties amended and restated the Registration Rights Agreement among Alibaba, Yahoo!, Softbank, the Management Members and the other parties listed therein; and

(4)	the parties terminated certain existing contractual limitations on Yahoo!’s ability to compete in the People’s Republic of China and certain restrictions on Alibaba’s ability to operate outside of the People’s Republic of China.

The material provisions of the Repurchase Agreement, the Preference Shares, and related agreements are described in the Company’s Current Report on Form 8-K filed May 24, 2012.

Alibaba’s Financing of the Initial Repurchase

Alibaba informed Yahoo! that Alibaba financed the Initial Repurchase and the TIPLA Payment as follows:

•	$2 billion of new senior secured bank debt financing;

•	approximately $3.9 billion of equity financing, consisting of the issuance of ordinary shares of Alibaba at $15.50 per share and Series A Convertible Preference Shares (the “Convertible Shares”);

•	the Preference Shares issued to Yahoo!; and

•	the remainder with cash from Alibaba’s balance sheet.

Effect of the First Amendment to the Repurchase Agreement

The Repurchase Agreement specified that the Repurchase Price would be equal to the greater of $13.50 per Share and the discounted price per Share at which Alibaba raised equity financing and that an agreed-upon formula would be used for determining the ordinary Share equivalent price for the Convertible Shares. The parties agreed that the Repurchase Agreement formula would not properly value the Convertible Shares because the shares included terms not contemplated at the time the Repurchase Agreement was executed. Accordingly, Yahoo! and Alibaba entered into the Amendment to provide that the Repurchase Price would be based solely on the $15.50 per Share price, resulting in a payment to Yahoo! of $13.5414 per Share, applying the applicable discount of 12.636%. The Amendment also permitted an investment fund affiliated with Alibaba Chief Executive Officer Jack Ma Yun to purchase up to $150 million of the Convertible Shares as part of the financing for the Share repurchase.

The foregoing summary is subject to, and is qualified in its entirety by, the full text of the Repurchase Agreement and the Amendment which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 18, 2012, the Company issued a press release relating to the consummation of the Initial Repurchase and announced that the Company will be returning $3 billion of the net cash proceeds of the Initial Repurchase to shareholders in addition to the $646 million the Company has already returned to shareholders through share repurchases since the announcement of the transaction.

A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Yahoo! under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information. The unaudited pro forma condensed consolidated financial statements of the Company as of and for the six months ended June 30, 2012 and the year ended December 31, 2011, and the notes related thereto, that give effect to the Initial Repurchase are attached hereto as Exhibit 99.2.

(d) Exhibits

Exhibit No.	Description

2.1	Share Repurchase and Preference Share Sale Agreement, by and between Alibaba Group Holding Limited, Yahoo! Inc., and Yahoo! Hong Kong Holdings Limited, dated as of May 20, 2012 (previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 24, 2012 and incorporated herein by reference).

2.2	First Amendment to Share Repurchase and Preference Share Sale Agreement, by and between Alibaba Group Holding Limited, Yahoo! Inc., and Yahoo! Hong Kong Holdings Limited, dated as of September 11, 2012.

99.1	Press release dated September 18, 2012.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC.
(Registrant)

By:	/s/ Ronald S. Bell
Name: Ronald S. Bell
Title: General Counsel and Secretary

Date: September 18, 2012

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Repurchase and Preference Share Sale Agreement, by and between Alibaba Group Holding Limited, Yahoo! Inc., and Yahoo! Hong Kong Holdings Limited, dated as of May 20, 2012 (previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 24, 2012 and incorporated herein by reference).

2.2	First Amendment to Share Repurchase and Preference Share Sale Agreement, by and between Alibaba Group Holding Limited, Yahoo! Inc., and Yahoo! Hong Kong Holdings Limited, dated as of September 11, 2012.

99.1	Press release dated September 18, 2012.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information.